Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 (333-274833) of Lithium Americas Corp. of our report dated March 14, 2024 relating to the financial statements of Lithium Americas Corp., which appears in Lithium Americas Corp.'s Annual Report on Form 20-F for the year ended December 31, 2023. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Chartered Professional Accountants
Vancouver, Canada

April 17, 2024

PricewaterhouseCoopers LLP

250 Howe Street, Suite 1400, Vancouver, British Columbia, Canada V6C 3S7

T: +1 604 806 7676, F: +1 604 806 7806, ca_vancouver_main_fax@pwc.com

"PwC" refers to PricewaterhouseCoopers LLP, an Ontario limited liability partnership.